                                                                   EXHIBIT 10.32

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                  CELL CYCLE CHECKPOINT OPTIMIZATION AGREEMENT

                                     BETWEEN

                           ARRAY BIOPHARMA CORPORATION

                                       AND

                                ICOS CORPORATION


                                  APRIL 6, 1999

                  CELL CYCLE CHECKPOINT OPTIMIZATION AGREEMENT


                  THIS CELL CYCLE CHECKPOINT OPTIMIZATION AGREEMENT (the "C3 Agreement") is entered into and made effective as of April ____, 1999 (the "Effective Date"), by and between ARRAY BIOPHARMA INC, a Delaware corporation having its principal offices located at 1885 33rd Street, Boulder, CO 80301 ("Array") and ICOS CORPORATION, a Delaware corporation having its principal offices located at 22021 20th Avenue S.E., Bothell, Washington 98021 ("ICOS").

                  WHEREAS, Array has skills, expertise and experience in multi-parallel synthesis and purification methods, developing and preparing chemical libraries suitable for high throughput biological screening assays and medicinal chemistry;

                  WHEREAS, as of the Effective Date, ICOS and its Affiliates have developed and own, among other things, certain know how and intellectual property rights, assays, methods and lead compounds that may be potential drug candidates directed to the C3 Optimization Targets, (collectively "ICOS Technology");

                  WHEREAS, ICOS desires to utilize Array skills, expertise and experience to assist ICOS in optimizing such lead compounds for the C3 Optimization Targets;

                  WHEREAS, the parties wish to collaborate in an optimization program in this regard against C3 Optimization Targets;

                  WHEREAS, the C3 Optimization Program will focus on an initial C3 Optimization Target as set forth below, and the Parties intend to work on multiple C3 Optimization targets in a serial and parallel manner as set forth herein below;

                  NOW, THEREFORE, the Parties agree as follows:

                  1. DEFINITIONS

                  1.1 "Active Target" means a C3 Optimization Target for which ICOS has provided reasonable written notice to Array as described in Section 3.1 of this C3 Agreement, that such C3 Optimization Target shall be included in the C3 Optimization Program and for which a C3 Optimization Plan shall be produced. For the purpose of this definition reasonable notice shall be thirty (30) days unless the party's have agreed to a shorter period of notice either by written C3 Agreement or by the Parties performance.

                  1.2 "Affiliate" of a Party means any corporation or other business entity controlled by, controlling or under common control with, such Party. For this purpose "control" shall mean direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or income interest in such corporation or other business, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling such Party at the maximum control or ownership right permitted in the country where such company exists.

                  1.3 "Array Compound" means a chemical compound that is proprietary to Array, or whose use or manufacture is proprietary to Array.

                  1.4 "Array Patents" means all Patents which claim any Array Technology and that are Controlled by Array during the Exclusivity Period, but shall exclude any claims of a C3 Optimization Patent. For purposes of this definition, "controlled" shall mean the ability to grant a license or sublicense as provided for in Section 7.1 below.

                  1.5 "Array Technology" means certain know-how, intellectual property or patents (i) developed, licensed and/or owned by Array, prior to the Effective Date or (ii) developed licensed and/or owned by Array outside of the C3 Optimization Program and used by Array in the C3 Optimization Program, or
(iii) developed during the C3 Optimization Program and not having solely specific or novel application to the C3 Optimization Program (i.e. such know-how, intellectual property, or patents having application outside of the development, manufacture, use, sale, or importation of C3 Optimization Compounds or Products). Array Technology shall not include [ * ] or [ * ].

                  1.6 "C3 Optimization Compound(s)" means a compound (or compounds) which is synthesized by Array following the Effective Date in the course of performing the C3 Optimization Program for the purpose of screening against an Active Target.

                  1.7 "C3 Optimization Patent" means a Patent claiming and disclosing the composition of a C3 Optimization Compound or the manufacture thereof, for which Array has made an inventive contribution to the subject invention in the course of performing the C3 Optimization Program, as determined under U.S. Patent law. Notwithstanding the foregoing, C3 Optimization Patents shall only include Patents to the extent the same (i) is entitled to a first effective filing date for priority purposes (i.e., for priority purposes under 35 USC, or the corresponding laws of the country in which such Patent is filed) after the Effective Date and (ii) claims subject matter reduced to practice (either actual or constructive) prior to the date six (6) months after the end of the C3 Optimization Period.

                  1.8 "C3 Optimization Period" means the term of the C3 Optimization Program as provided in Section 8 of this C3 Agreement.

                  1.9 "C3 Optimization Plan" means the C3 Optimization Plan to be prepared by Array approved and accepted by ICOS , which describes in agreed detail the research activities to be performed by Array for each Active Target.

                  1.10 "C3 Optimization Program" means the research and activities to be conducted under this C3 Agreement as described in the C3 Optimization Plan and as set forth in Sections 2.1 and 2.2 of this C3 Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  1.11 "C3 Optimization Target" means any one of the [ * ] described in Appendix B, at execution of this C3 Agreement, or as substituted by mutual written C3 Agreement of the Parties, and unless otherwise specified may include Active Targets, and shall in each case be selected from Appendix B.

                  1.12 "C3 Project Team" shall have the meaning set forth in
Section 2.1(c).

                  1.13 "Confidential Information" shall mean:

                           (a) all information and materials received by either Party from the other Party pursuant to this C3 Agreement which is confidential under Section 9;

                           (b) all information and materials received by either Party from the other Party in connection with the C3 Optimization Program during the C3 Optimization Period, including, without limitation, structures of lead compounds provided by ICOS to Array, to the extent the same is confidential under
                                    Section 9; and

                           (c) the financial terms of this C3 Agreement and the identity of the C3 Optimization Targets, to the extent the same are confidential under Section 9.

                  1.14 "Daughter Libraries" shall mean the compound libraries which are designed and synthesized as a part of the C3 Optimization Program by Array.

                  1.15 "Derivative" shall mean a compound (or compounds) which has resulted from [ * ].

                  1.16 "Exclusivity Period" means [ * ].

                  1.17 "Field" means [ * ] for any C3 Optimization Target against which a C3 Optimization Compound or Products may be directed.

                  1.18 "FTE" shall mean a full-time equivalent employee of Array having the skills, support, services and resources to fulfill Array's obligations under this C3 Agreement. For purposes of this C3 Agreement, the FTEs shall include [ * ].

                  1.19 "Milestone Compound" shall have the meaning set forth in
Section 6.2.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  1.20 "Party" means Array or ICOS, as the case may be, including their respective permitted assigns of this C3 Agreement under Section 12 below.

                  1.21 "Patent" means (a) valid and enforceable U.S. or non U.S. Patent, and any non-U.S. equivalent, including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing .

                  1.22 "Product(s)" means any product containing a C3 Optimization Compound or Derivative with such compound as the active ingredient or one of the active ingredients, which is the subject of one or more claims under a C3 Optimization Patent and which is granted regulatory approval by the governing health regulatory authority of the applicable country for marketing in the Field.

                  1.23 "Restored Active Target" means an Active Target which has ceased to be an Active Target either by C3 Agreement of the Parties or by operation of the C3 Optimization Program, and which, by reasonable written notice has been again designated as an Active Target. For the purposes of this definition reasonable notice shall be [ * ] unless the Party's have agreed to a shorter period of notice either by written C3 Agreement or by parties performance.

                  1.24 "Territory" means the entire world.

                  1.25 "Third Party" means an entity other than Array or ICOS or their respective Affiliates.

                  2. C3 OPTIMIZATION PROGRAM

                  2.1 Array Responsibilities. Array shall with due diligence provide the following services and resources to ICOS and conduct the following activities in accordance with the C3 Optimization Plan:

                           (a) During the C3 Optimization Period, Array shall (i) review data and information regarding the Active Target and lead compounds provided by ICOS; (ii) based on such data and information design Daughter Libraries and optimize the lead compounds supplied by ICOS; (iii) synthesize compounds as provided in Section 5.3 below; (iv) develop and optimize high throughput primary and secondary (selectivity) kinase screens and (v) and initiate pre-clinical predictive metabolism and toxicology profiling of C3 Optimization Compounds and Optimization Compounds (as per the Lead Optimization Agreement between Array and ICOS, dated December 22, 1999).

                           (b) During the C3 Optimization Period, Array shall keep ICOS regularly informed of its activities performed in connection with the C3 Optimization Program, including, without limitation, providing ICOS with data and information (and, upon ICOS's written request, reasonable quantities of samples pursuant to Section 5.3) regarding the status of Array's work on C3 Optimization Compounds under the C3 Optimization Plan.

                           (c) Subject to Sections 2.3, 3 and 6, and at all times during the C3 Optimization Period, Array shall [ * ].

                  2.2 ICOS Responsibilities. ICOS shall provide the following resources to Array and conduct the following activities under the C3 Optimization Program as more fully described in the C3 Optimization Plan:

                           (a) ICOS shall make payment to Array under the C3 Optimization Program as set forth in
                                    Section 6, provide screening, biological and structural data and information including leads and/or screening hits and assay methods relating to C3 Optimization Compounds to Array necessary for Array to perform its duties under this C3 Agreement, and will assume scientific, financial and administrative responsibility for screening and biological support activities, drug development and regulatory filings during and after the term of the C3 Optimization Program on the terms set forth below.

                           (b) During the C3 Optimization Period, ICOS shall provide Array with: (i) lead compounds and/or structures of such lead compounds for the Active Target, and (ii) data and information regarding C3 Optimization Compounds and the Active Target assays developed by ICOS under the C3 Optimization Program.

                  2.3 Conduct of C3 Optimization Program. The Parties hereby agree that the C3 Optimization Program shall be carried out in accordance with the C3 Optimization Plan and this C3 Agreement, as amended from time to time. ICOS shall review the C3 Optimization Plan on a regular and an ongoing basis and may make written changes to the C3 Optimization Plan so long as such changes are mutually agreed to in writing by Array.

                  2.4 Third Party Licenses. Each Party shall be solely responsible for any Third Party license fees required to perform its obligations under this C3 Agreement.

                  2.5 Further, the Parties wish to establish that upon express written agreement between the Parties, an identified FTE (or all expressly identified FTEs) may be allocated to perform work arising out of another agreement between the Parties while remaining an FTE under this C3 Optimization Agreement and consideration being continued under Section 6 herein.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  3. TARGETS

                  3.1 Active Target. The initial Active Targets shall be as specified in Appendix B or as specified by reasonable written notice from ICOS to Array. There shall be no more than [ * ] at any one time unless Array and ICOS mutually agree in writing to having more than [ * ] simultaneously designated as Active Targets together with additional terms and conditions, if any.

                  3.2 Restored Active Target. Any C3 Optimization Target which has ceased to be an Active Target due to the later designation of another C3 Optimization Target as an Active Target, may always be restored to the status of an additional Active Target at ICOS's request provided that no more than [ * ] may be designated as active targets at any one time, as described in 3.1 above.

                  3.3 Disclosure of Active Target Information. ICOS agrees not to disclose to Array any Confidential Information relating to any C3 Optimization Targets, or lead compounds therefor until such C3 Optimization Targets are designated as the Active Targets in accordance with Section 3.1 above.

                  4. EXCLUSIVITY

                  4.1 Active Target Exclusivity. During the C3 Optimization Period, Array shall not knowingly work on or provide information regarding any C3 Optimization Target with or to any Third Parties, thereafter during the Exclusivity Period, Array shall not knowingly work on or provide information regarding any C3 Optimization Target which has been designated as an Active Target during the C3 Optimization Period with or to any Third Parties, in each case except (a) as provided for in Section 10.2 with regard to any Public Statements, and (b) with respect to any Third Parties who are collaborators or proposed collaborators of Array, Array shall have the right, consistent with its corporate policy (but without identifying any C3 Optimization Target), to notify any such Third Party of its decision and/or inability to work on such C3 Optimization Target with that Third Party. For the purposes of this Section 4.1, "knowingly" shall mean actual knowledge or imputed knowledge that the corporate entity or its directors and officers knew or should have known.

                  4.2 C3 Optimization Compounds. C3 Optimization Compounds, their structures and best methods of synthesis and manufacture developed during the C3 Optimization Program shall be made available only to ICOS for research or application to any C3 Optimization Target, within or outside the Collaboration, during the C3 Optimization Period, and Array shall not work on or provide information regarding such C3 Optimization Compound to any Third Party, except to take any steps necessary to protect ICOS's exclusivity hereunder.

                  4.3 Duration of Exclusivity for C3 Optimization Targets. Notwithstanding any other provision of this C3 Agreement, it is understood and agreed that once a C3 Optimization Program has been initiated for any Active target Array's obligations under Section 4.1 shall


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

continue until ICOS has released Array from the effect of this Section 4.3 by written notice or the end of the Exclusivity Period, whichever occurs first.

                  5. C3 OPTIMIZATION COMPOUNDS

                  5.1 Intellectual Property Rights; Vesting and Transfer to ICOS. Subject to Section 7.2, and except as set forth in this Section 5.1, ICOS shall have exclusive rights in all C3 Optimization Patents and the subject matter contained therein and all intellectual property and know-how (whether or not patentable) embodied in C3 Optimization Compounds and Products and methods specifically directed to the manufacture of C3 Optimization Compounds and methods of use of Products, in each case resulting from the C3 Optimization Program; to the extent possible such exclusive rights shall be achieved by Array assigning its interest, if any, in such Patents and intellectual property and know-how to ICOS and where such assignment is not legally possible ICOS shall receive an exclusive license or sublicense to the maximum extent of Array's rights. ICOS shall file, maintain and prosecute all Patents arising out of, or comprising, the rights and interests granted in this Section 5.1 and Array shall do everything reasonably necessary to assist ICOS in filing such Patents. Prior to the filing of any such Patent applications or during the pendency of such applications, Array shall assign to ICOS or its designee all intellectual property rights it may have, to the extent granted in this Section 5.1, in the C3 Optimization Patents and the subject matter disclosed and claimed therein which are necessary for the development and commercialization of such C3 Optimization Compounds by ICOS or its designee. Notwithstanding anything in this
Section 5.1 to the contrary, nothing in this Section 5.1, or the operation thereof, shall be deemed to grant to ICOS any rights in or to any Array Technology.

                  5.2 Structural Information. Array shall not disclose the structure of any C3 Optimization Compound, Derivative or Product ( to the extent such structure is not publicly available) to any Third Party nor identify such structure, if publicly available, with its collaboration with ICOS without ICOS's written permission, unless required to do so by law, in which case Array shall promptly notify ICOS of such required disclosure and will use its reasonable efforts to assist ICOS to secure confidential treatment of such structure prior to any disclosure.

                  5.3 Supply of C3 Optimization Compounds. Aliquots of at [ * ] of any C3 Optimization Compound that has been synthesized will be prepared and given to ICOS together with their structures and all known and developed best methods of synthesis and manufacture. Array shall replenish once during the Exclusivity Period that amount upon ICOS's reasonable request, and ICOS shall reimburse Array for any cost thereof not otherwise reimbursed under Section 6 below for any reasonably requested replenishment in excess of a total [ * ]. To the extent that C3 Optimization Compounds are not available in a timely and sufficient quantity to allow the earliest start of necessary large scale preclinical or other studies such unavailability of C3 Optimization Compounds shall not be cited as a lack of due diligence provided that the Parties have made commercially reasonable attempts, and continue such attempts, during the Exclusivity Period to provide such unavailable C3 Optimization Compounds in required quantities in an expedient manner.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  6. CONSIDERATION

                  6.1 C3 Optimization Program Funding.

                           (a) Research Support for C3 Project Team. At all times during the C3 Optimization Period, ICOS shall make payments to Array for direct research support for its C3 Project Team, which shall initially consist of [ * ] of Array, unless determined otherwise under
                                    Section 6.1(b). The total amount payable per FTE shall be [ * ] per FTE per annum. All payments for direct research support shall be paid by ICOS to Array, quarterly in advance, and adjusted as necessary in subsequent quarters, of such amounts as are equal to the product of (i) the number of [ * ] unless determined otherwise under
                                    Section 6.1(b)) allocated to the C3
                                    Optimization Program for the calendar
                                    quarter to which each such payment applies, multiplied by (ii) [ * ] (i.e., the quarterly amount per FTE on the basis of [ * ]).

                           (b) Expansion or Contraction of C3 Project Team. ICOS may request that Array expand or contract its C3 Project Team during the C3 Optimization Period in order to match the work on Active Targets; provided that the C3 Project Team shall not be less than [ * ] FTEs except by agreement of Array. In such event, the Parties shall promptly confer as to the appropriate number of FTEs to constitute the C3 Project Team, as mutually agreed, at a cost to ICOS of [ * ], to be paid as specified in Section 6.1(a). Initially, the C3 Project Team will consist of [ * ]. Notwithstanding the foregoing, the Project Team may be expanded or contracted in any quarter by the addition or subtraction of a [ * ] is given by ICOS prior to the start of such quarter in which the addition or subtraction of the [ * ] will occur.

                  6.2 Milestone Payments. Within [ * ] of the occurrence of a development milestone triggered by the activities of ICOS or its Affiliates, or Third Parties acting under authority from ICOS or its Affiliates, ICOS shall pay Array the related milestone payment in U.S. dollars as set forth in Appendix A. Such payments shall apply once only to each milestone reached by any C3 Optimization Compound or Derivative for each C3 Optimization Target. Such milestone payments shall be due with respect to each C3 Optimization Compound or Derivative to meet such milestone (each a "Milestone Compound"); [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  6.3 Taxes. All income and other taxes levied or accruing to Array under this C3 Agreement shall be paid by Array, including taxes levied thereon as income to Array. If provision is made in law or regulation for withholding, such tax shall be deducted from the payment made by ICOS to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to Array. Each Party agrees to assist the other Party reasonably in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

                  6.4 Title to, and ownership of, tangible property. Without limiting ICOS' rights under Sections 5.1 and 7 of this C3 Agreement, it is understood and agreed that each Party retains title to any tangible property delivered to the other Party under this C3 Agreement.

                  7. LICENSE GRANTS; OUTLICENSE

                  7.1 Array License Grant to ICOS. Subject to the terms and conditions of this C3 Agreement, Array hereby grants to ICOS a non-exclusive, royalty-free, fully paid up except as to payment of respective milestones under
Section 6.2, worldwide license, with the right to sublicense to use Array Technology and under the Array Patents, in each case solely to make, have made, use, have used, sell, have sold, import and export C3 Optimization Compounds or Products in the Field.

                  7.2 ICOS Sublicense. ICOS shall have the right to transfer, assign or sublicense to a Third Party ICOS's rights under Sections 5.1 and 7.1 above or C3 Optimization Patents covering the Products.

                  7.3 No Other Licenses. No right or license is granted to ICOS hereunder under technology or intellectual property of Array, by implication, estoppel or otherwise, except as specifically and expressly granted under Sections 5.1, 5.2 and 7.1 of this C3 Agreement. No right or license is granted to ARRAY hereunder in any C3 Optimization Compound or Derivative, including compounds in Daughter Libraries.

                  8. TERM AND TERMINATION OF THE C3 AGREEMENT

                  8.1 Term, Renewals and Extensions. The term of this C3 Agreement and C3 Optimization Program shall commence upon the Effective Date of this C3 Agreement, and unless earlier terminated as provided in this C3 Agreement, shall expire on the second anniversary thereafter provided, however, that the term shall be automatically extended for a further one (1) year unless either party provides written notice sixty (60) days or more prior to such second anniversary canceling such extension. Unless terminated early pursuant to
Section 8.2 below, the

C3 Optimization Period may be renewed for additional periods upon mutual agreement of the Parties; provided that neither Party shall be obligated to approve any such renewal.

                  8.2 Termination by ICOS. ICOS may terminate this C3 Agreement effective at any time after the first anniversary of the Effective Date, in its sole discretion, upon [ * ] days prior written notice.

                  8.3 Termination by ICOS or Array. If either Party materially breaches this C3 Agreement and fails to remedy that breach within [ * ] of receiving written notice thereof from the other Party, or makes an assignment of substantially all of its assets for the benefit of its creditors or goes into liquidation, insolvency, bankruptcy, receivership or reorganization proceedings, whether voluntarily or compulsorily which is not dismissed by a court of competent jurisdiction within [ * ], then the other Party may at any time, by notice in writing or by telefax, terminate this C3 Agreement and the C3 Optimization Program. Within [ * ] following termination for the C3 Optimization Program and/or research related to any C3 Optimization Target under this C3 Agreement, Array shall prepare a detailed, final written report to ICOS, and provide any remaining supply of C3 Optimization Compounds in synthesis to date, for each Target or part of the C3 Optimization Program being terminated.

                  8.4 Effect of Termination on Licensees. In the event of any termination of this C3 Agreement pursuant to Section 8.3 where such termination shall not have been caused by the action or inaction on the part of any respective licensee of ICOS or Array, or by any breach by such licensee of its obligations under its license from ICOS or Array, as appropriate, such termination of this C3 Agreement shall be without prejudice to the rights of each non-breaching licensee and such licensee shall be deemed to be a direct licensee hereunder; provided that such licensee agrees in writing to be bound by the applicable provisions of this C3 Agreement, including, without limitation, the payment of milestone payments pursuant to Section 6.2.

                  9. CONFIDENTIAL INFORMATION

                  9.1 Nondisclosure. During the term of this C3 Agreement and for a period of [ * ] after termination or expiration thereof, each Party (the "Receiving Party") will maintain all Confidential Information received from the other Party (the "Disclosing Party") in trust and confidence and will not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose except (i) as expressly authorized by this C3 Agreement, (ii) as required by law or court order, after as much advance notice as is practical to the Disclosing Party, (iii) to its consultants, subcontractors, agents or financing sources who need to know and who are bound by equivalent written confidentiality obligations. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party's Confidential Information.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  9.2 Exceptions. Confidential Information shall not include any information which the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party, generally known or available; (b) is known by the Receiving Party at the time of receiving such information, as evidenced by its written records; (c) is hereafter disclosed to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently developed by the Receiving Party without the aid, application or use of Confidential Information of the Disclosing Party; or (e) is the subject of a written permission to disclose provided by the Disclosing Party.

                  10. PUBLICATIONS AND PUBLIC STATEMENTS

                  10.1 Publications. ICOS and Array will treat matters of authorship of scientific abstracts, manuscripts or publications in a proper collaborative spirit, giving credit where it is due. Without affecting obligations under Section 9 above, Array shall not publish any information with respect to C3 Optimization Compounds or Derivatives during the Exclusivity Period without the prior written permission of ICOS. ICOS agrees to provide to Array, on a Confidential Basis, any publication, except patent prosecution documents with respect to C3 Optimization Compounds at least two (2) weeks prior to submission for publication during the Exclusivity Period.

                  10.2 Public Statements. Neither Party shall use the name of the other Party in any public statement, prospectus, annual report or press release or other public communication (collectively "Public Statements") (except to the extent that use of the name is required for disclosure by the SEC rules or other government rules or regulations) without the prior written approval of the other Party, which may not be unreasonably withheld or delayed; provided, however, that both Parties shall endeavor in good faith to give the other Party a minimum of two (2) business days to review such Public Statements; provided, further, that, upon approval of any such Public Statement, both Parties may disclose to Third Parties the information contained in such Public Statement without the further approval of the other; and provided, further, that if a Party does not approve such Public Statement, either Party may still use the name of the other Party in any Public Statement without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

                  11. INDEMNIFICATION

                  11.1 Product Liability. ICOS hereby agrees to save, defend and hold Array and its officers, directors, employees, consultants, and agents harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expenses and attorneys' fees ("Losses") resulting directly or indirectly from any claim alleging physical injury or death or otherwise arising out of the administration, utilization and/or ingestion of C3 Optimization Compounds or Products manufactured, used or sold by or under the authority of ICOS, its Affiliates or licensees except to the extent such Losses result from the negligence (whether active, passive or imputed), breach of this C3 Agreement or willful misconduct of Array.

                  11.2 Procedures. If Array (the "Indemnified Party") seeks indemnification under this Section 11, it shall inform ICOS (the "Indemnifying Party") of a claim as soon as reasonably


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



practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.

                  12. ASSIGNABILITY

                  12.1 Generally. This C3 Agreement may not be assigned by either Party without the prior written consent of the other Party, and which shall not to be unreasonably withheld; provided, however, that either Party may assign this C3 Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this C3 Agreement (and upon doing so will promptly notify the other Party in writing) (each such transaction being referred to as an "Acquisition"); provided that the assigning Party remains fully liable as obligated hereunder.

                  12.2 Technology of Acquirer. In the event of an Acquisition, it is understood and agreed that no intellectual property rights or technology of the acquirer shall be included within the subject matter licensed hereunder, to the extent that such intellectual property or technology was owned or controlled by the acquirer as of the date of the Acquisition, or was created or obtained after the date of the Acquisition other than by employees of Array in the course of performing the C3 Optimization Program.

                  13. DISPUTE RESOLUTION PROCEDURES

                  13.1 Senior Executives Discussions. If a dispute arises between Array and ICOS or with respect to matters other than the management of the C3 Optimization Program, either during or after the C3 Optimization Period, such dispute will be referred to the appropriate senior management in the area of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Executive Vice President of Operations of ICOS and the Chief Operating Officer of Array

                  13.2 Injunctive Relief. Nothing contained in this Section 13 or any other provisions of this C3 Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other relief or to compel the other Party to comply with its obligations hereunder.


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


                  14. NOTICES

                  Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ICOS or Array at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

         if to Array, to:              Array BioPharma Corporation
                                       1885 33rd Street
                                       Boulder, Colorado  80301

         if to ICOS, to:               ICOS Corporation
                                       22021 20th Avenue, S.E.
                                       Bothell, Washington  98021
                                       Attention: Legal Department
                                       Fax number:  (425) 398-8950

                  15. SURVIVAL

                  The provisions of Sections 4.1, 4.3, 5.1, 5.2, 5.3, 6.2, 6.4,
7.1, 7.2, 7.3 8.4 9, 10, 11, 12, and 15 shall survive the expiration and any termination of this C3 Agreement. In addition, Section1 shall survive the expiration or any termination of this C3 Agreement to the extent necessary to define terms in any other surviving Section. Notwithstanding the foregoing if Array terminates this C3 Agreement under Section 8.3 then Section 7.1 shall not survive such termination by Array.

                  16. ADDITIONAL TERMS

                  16.1 Entire Agreement. This C3 Agreement constitutes the entire understanding between the Parties with respect to the subject matter hereto and supersedes and replaces all previous negotiations, understandings, representations, writings and contract provisions and rights relating hereof.

                  16.2 Amendment; No Waiver. No provision of this C3 Agreement may be amended except to the extent expressly allowed herein, revoked or waived except by a writing signed and delivered by an authorized officer of each Party. Any waiver on the part of either Party of any breach or any right or interest hereunder shall not imply the waiver of any subsequent breach or waiver of any other right or interest.


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



                  16.3 Validity. The invalidity or unenforceability of any provision of this C3 Agreement shall not affect the validity or enforceability of any other provision of this C3 Agreement, each of which shall remain in full force and effect.

                  16.4 Headings. The descriptive headings and numberings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning of or interpretation of this C3 Agreement.

                  16.5 Counterparts. This C3 Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

                  16.6 Governing Law. This C3 Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, without regard to conflicts of laws and principles.

                  16.7 Further Assurances. At any time and from time to time after the Effective Date, the Parties shall each do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, transfers, conveyances, or assignments as may be reasonably required to carry out the transactions contemplated by this C3 Agreement.

                  17. REPRESENTATIONS AND WARRANTIES

                  17.1 Authorization. All action on the part of each of Array, ICOS and their respective officers, and directors necessary for the authorization, execution and delivery of this C3 Agreement and the performance of all obligations of Array and ICOS, respectively, hereunder has been taken.

                  17.2 Rights to Intellectual Property. Each Party warrants that it has the power to grant all of the rights granted and make such required assignments, and to assume all of the obligations required, under this C3 Agreement.

                  17.3 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPLICITLY PROVIDED IN THIS SECTION 17, ARRAY AND ICOS EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE C3 OPTIMIZATION PROGRAM, C3 OPTIMIZATION COMPOUNDS, DERIVATIVES, PRODUCTS, ARRAY TECHNOLOGY, ARRAY PATENTS OR C3 OPTIMIZATION PATENTS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.


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



         IN WITNESS WHEREOF, the parties have executed this C3 Agreement to be effective as of the Effective Date.

ARRAY BIOPHARMA, INC.                   ICOS CORPORATION

By: /s/ David Snitman, Ph.D.            By: /s/ W. Michael Gallatin, Ph.D.
    ---------------------------             --------------------------------
    David  Snitman, Ph.D.                   W. Michael Gallatin, Ph.D.
    V. P. of Business Development           Vice President, Scientific Director
    and Chief Operating Officer

                                   APPENDIX A

                             Milestones and Payments
                                (in U.S. Dollars)

[ * ]












[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   APPENDIX B

                             C3 Optimization Targets


[ * ]












[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


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